UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report: December 17, 2007
(Date of earliest event reported)
Energy West, Incorporated
(Exact name of registrant as specified in its charter)

Montana	0-14183	81-0141785
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1 First Avenue South, Great Falls, Montana	59401
(Address of principal executive offices)	(Zip Code)
(406) 791-7500
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
On December 18, 2007, Energy West, Incorporated (“Energy West”) executed a definitive agreement (the “Stock Purchase Agreement”) with certain shareholders of Cut Bank Gas Company, a Montana corporation (“Cut Bank Gas”), namely, Dan F. Whetstone, Pamela R. Lowry, Paula A. Poole, William J. Junkermier and Roger W. Junkermier. Under the Stock Purchase Agreement, Energy West agreed to purchase 7,511 shares, or 83.16%, of the 9,031 outstanding shares of capital stock of Cut Bank Gas (the “Cut Bank Shares”) by issuing to these shareholders shares of common stock of Energy West, par value $0.15 per share (“EWST Common Stock”), in value at $499,030.84. Energy West is also obligated to offer to purchase the remaining 1,520 Cut Bank Shares from the Cut Bank Gas shareholders who are not party to the Stock Purchase Agreement by issuing EWST Common Stock in value at $100,988.80. Under the Stock Purchase Agreement, the shares of EWST Common Stock to be issued to the Cut Bank Gas shareholders will be valued in accordance with the price of EWST Common Stock as reported by NASDAQ on the day prior to closing.
The transaction will close on the last business day of the month in which certain closing conditions are met. The closing of the transaction is subject to customary closing conditions, including the approval of the Montana Public Service Commission and satisfactory due diligence results by Energy West. As a result of the transaction, Cut Bank Gas will become a subsidiary of Energy West.
In connection with the Stock Purchase Agreement, Daniel F. Whetstone, the President and majority shareholder of Cut Bank Gas, entered into a Non-Competition and Non-Disclosure Agreement (the “Non-Competition Agreement”) with Energy West. The Non-Competition Agreement contains customary terms and conditions for the sale of shares by a majority equity-holder and principle of a company, including that for a three (3) year period, Mr. Whetstone will neither engage in a business competitive with Cut Bank Gas within a specified geographic territory nor solicit customers of Cut Bank Gas. Upon closing of the transaction as set forth in the Stock Purchase Agreement, Mr. Whetstone will receive $370,000 from Energy West in consideration for his duties and obligations under the Non-Competition Agreement.
The parties to the Stock Purchase Agreement have made customary representations, warranties and covenants in the Stock Purchase Agreement, and Energy West and Mr. Whetstone have made customary representations, warranties and covenants in the Non-Competition Agreement.
The foregoing descriptions of the Stock Purchase Agreement and Non-Competition Agreement are not complete and are qualified in their entirety to the full and complete terms of such agreements, which are attached as Exhibits 10.1 and 10.2 to this report and are incorporated by reference herein.
The disclosure under Item 5.02 of this Form 8-K is also responsive to Item 1.01 and is incorporated in this Item 1.01 by reference.

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Item 3.02.	Unregistered Sales of Equity Securities.
As more fully set forth in Item 1.01 above, on December 18, 2007, Energy West entered into the Stock Purchase Agreement with certain shareholders of Cut Bank Gas whereby Energy West agreed to issue EWST Common Stock in exchange for 83.16% of the Cut Bank Shares, and agreed to offer to purchase the remaining 16.84% of the Cut Bank Shares from shareholders who are not party to the Stock Purchase Agreement.
Upon satisfaction of certain closing conditions contained in the Stock Purchase Agreement, Energy West is obligated to issue EWST Common Stock in a minimum total value of $499,030.84 and a maximum total value of $600,019.64 to the shareholders of Cut Bank Gas. The total value of EWST Common Stock to be issued within this range is dependent upon how many of the Cut Bank Gas shareholders who are not party to the Stock Purchase Agreement choose to exchange their Cut Bank Shares for EWST Common Stock. The number of shares of EWST Common Stock to be issued will be determined in accordance with the Stock Purchase Agreement, which is more fully discussed in Item 1.01 above and attached as Exhibit 10.1 to this report.
The issuance of the EWST Common Stock will not be registered under the Securities Act of 1933, as amended (the “Act”) in reliance on the exemption from registration provided by Section 4(2) of the Act.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
David A. Cerotzke, Vice Chairman of the Board and a director of Energy West, has entered into a Separation Agreement with Energy West dated December 17, 2007 and effective December 31, 2007 (the “Separation Agreement”). Mr. Cerotzke will no longer be employed by Energy West but will remain Vice Chairman of the Board and a member of the Board of Directors.
Pursuant to the Separation Agreement, Energy West will pay to Mr. Cerotzke a lump sum in cash equal to 12 months of Mr. Cerotzke’s annual base salary and target annual cash bonus. Mr. Cerotzke also will receive medical benefits from Energy West for 12 months and full vesting of any unvested options with such options to be exercisable for the remaining term of the option or one year from the date of Mr. Cerotzke’s termination of employment, whichever occurs first.
Under the terms of the Separation Agreement, Mr. Cerotzke agrees to cooperate fully with Energy West in connection with any business matter in which he has knowledge in any present and future or actual or threatened litigation. Mr. Cerotzke is also (1) prohibited from disclosing Energy West’s confidential information, (2) required to avoid conflicts of interest and disclose to the board of directors of Energy West any facts that might involve a conflict of interest with Energy West and (3) prohibited from soliciting employees, customers, or clients of Energy West for a period of two years following his termination of employment. The Separation Agreement

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contains a general release by Mr. Cerotzke of Energy West from all liability of whatever kind and nature arising out of, or related to Mr. Cerotzke’s employment with Energy West and his employment agreement, except his rights (1) under Energy West’s benefit plans and (2) to enforce the Separation Agreement.
The foregoing description of the Separation Agreement is not complete and is qualified in its entirety by reference to the full and complete terms of the agreement which is attached as Exhibit 10.3 to this report and is incorporated herein by reference.

Item 8.01	Other Events.
On December 20, 2007, Energy West issued a press release announcing the execution of the Stock Purchase Agreement. The press release is attached as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits.

10.1	Stock Purchase Agreement dated December 18, 2007 between Energy West, Incorporated, Dan F. Whetstone, Pamela R. Lowry, Paula A. Poole, William J. Junkermier and Roger W. Junkermier.

10.2	Non-Competition and Non-Disclosure Agreement dated December 18, 2007 between Energy West, Incorporated and Daniel F. Whetstone.

10.3	Separation Agreement dated December 17, 2007 between David A. Cerotzke and Energy West, Incorporated

99.1	Press Release dated December 20, 2007 by Energy West, Incorporated.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy West, Incorporated
	By:	/s/ Thomas J. Smith
		Name:	Thomas J. Smith
Dated: December 21, 2007		Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Stock Purchase Agreement dated December 18, 2007 between Energy West, Incorporated, Dan F. Whetstone, Pamela R. Lowry, Paula A. Poole, William J. Junkermier and Roger W. Junkermier.

10.2	Non-Competition and Non-Disclosure Agreement dated December 18, 2007 between Energy West, Incorporated and Daniel F. Whetstone.

10.3	Separation Agreement dated December 17, 2007 between David A. Cerotzke and Energy West, Incorporated.

99.1	Press Release dated December 20, 2007 by Energy West, Incorporated.